EXHIBIT 99.1

MercadoLibre, Inc. Reports Financial Results for Fourth Quarter and Full Year 2009

Fourth quarter gross merchandise volume increases 50% to $786.9 million

Fourth quarter revenue increases 47% to $49.0 million, despite Venezuelan translation impact of -$7 million in the quarter

Full year net income increases 77% to $33.2 million

BUENOS AIRES, Argentina, Feb. 22, 2010 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), host of the largest online commerce platform in Latin America, today reported financial results for the fourth quarter and full year ended December 31, 2009.

Marcos Galperin, President and Chief Executive Officer of MercadoLibre, Inc. commented, "We are extremely pleased with our results for 2009, as we have successfully executed against our growth plan for the year. During 2009,we continued to grow our business at an uninterrupted pace. Our strong performance highlights MercadoLibre's outstanding execution as well as our ability to leverage strong regional Internet growth trends."

Financial Results

Fourth Quarter Results Summary

Consolidated net revenues for the three months ended December 31, 2009 grew to $49.0 million, representing 46.5% year-over-year growth in US dollars. In local currencies year-over-year net revenues grew 48.8% for the quarter.

Results for the quarter were negatively impacted as the company decided to translate financial results from its Venezuelan operations at the "parallel" exchange rate of 5.67 bolivars instead of the official rate which was 2.15, and is now 4.3. Excluding the impact of these changes, consolidated net revenue would have been $56.0 million, a 67.5% year-over-year growth.

Revenue growth was solid in both the Marketplace and Payments businesses. Specifically, Marketplace revenue grew 31.1% to $34.1 million while Payments revenue grew 100.9% to $14.9 million.

Both platforms benefited from strong growth in items sold, gross merchandise volume, total payments, and total payments volume. Items sold on MercadoLibre grew 47.3% to 8.6 million, representing the seventh consecutive quarter in which this key metric has accelerated. Gross merchandise volume grew 50.3% over the prior-year period to $786.9 million. Total payments transactions grew 107.7% to 1.0 million when compared to the fourth quarter of 2008. Total payments volume increased 145.7% to $135.8 million during the fourth quarter of 2009.

Gross profit grew 43.3% to $38.7 million compared with the fourth quarter of 2008. Gross profit margin contracted slightly to 78.9% from 80.7% for the prior year period, as the lower gross margin Payments business grew faster than the Marketplace business.

Income from operations grew 60.2% to $17.9 million in the fourth quarter compared to the fourth quarter of 2008. Operating income margin improved to 36.5% for the fourth quarter of 2009 from 33.4% for the same period in 2008.

Net income for the three-month period ending December 31, 2009 increased 42.5% when compared to the same period of 2008 to $11.3 million. Earnings per share were $0.26 for the fourth quarter of 2009 and $0.18 for the fourth quarter of 2008. Excluding the impact of the Venezuelan translation effect, net income would have grown 71.1% year over year.

Full Year Results Summary

Revenue for the full year ended December 31, 2009 increased 26.1% to $172.8 million compared with $137.0 million for the full year ended December 31, 2008. In local currencies, year-over-year net revenues grew 42.6%.

Marketplace revenue for the full year 2009 grew 17.0% over 2008 to $128.2 million, while Payments revenue grew 62.6% to $44.6 million.

Gross profit increased 25.0% to $136.9 million for 2009 from $109.5 million for the prior year. Gross profit margin was 79.2% for the full year of 2009 and 79.9% for the full year of 2008.

Income from operations increased 49.3% to $56.0 million for 2009 from $37.5 million in 2008. Operating income margin for the full year 2009 increased to 32.4% and 27.4% for 2008.

Net income for the full year ended December 31, 2009 was $33.2 million, compared to $18.8 million during 2008, an increase of 76.5%. Earnings per basic share were $0.75 for 2009 and $0.43 for 2008.

Net cash provided by operating activities decreased 10.9% to $49.7 million for 2009 compared to $55.8 million for 2008. Cash provided by operating activities in 2008 included approximately $35M mostly related to the one-off effect of discounting previous quarters MercadoPago credit cards receivables in October. Free cash flow, a non-GAAP metric defined as net cash provided by operating activities less property and equipment investments, totaled $45.9 million for 2009 compared to $50.9 million for 2008.

As of December 31, 2009, cash and cash equivalents, short-term investments and long-term investments totaled $91.0 million.

Key Performance Metrics

The following table summarizes certain key performance metrics for the year and quarter ended December 31 2009 and 2009:

(in millions of dollars)	Year ended December 31,		Three Months ended December 31,
	2008	2009	2008	2009
Total confirmed registered users at end of period/year	33.7	42.6	33.7	42.6
New confirmed registered users during period/year	8.8	8.8	1.7	2.4
Gross merchandise volume	$2,078.9	$2,750.7	$523.7	$786.9
Number of items sold	21.1	29.5	5.8	8.6
Total payment volume	$255.9	$382.5	$55.3	$135.8
Total payment transactions	1.9	3.1	0.5	1.0

Venezuelan translation impact

The following table summarizes each of net revenue, income from operations, net income, earnings per basic share, for the quarter ended December 31, 2009 and 2008 using the parallel exchange rate and using the exchange rate of Bolivars $2.15 per U.S. dollar.

(in millions of dollars except for EPS)	Quarter ended December 31, using exchange rate of Bs. 2.15 per dollar		Quarter ended December 31, using exchange rate of Bs. 5.67 per dollar
	2008 (1)	2009 (1)	2009 (2)
Net revenues	33.4	56.0	49.0
Income from operations	11.2	20.7	17.9
Net Income	7.9	13.6	11.3
Earnings per basic share	0.18	0.31	0.26

(1) Using the exchange rate of Bolivars $2.15 per U.S. dollar.
(2) Using the parallel exchange rate for the quarter Bolivars $ 5.67 per U.S. dollar.

Conference Call and Webcast

MercadoLibre will host a conference call and audio webcast on February 22, 2010 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (970) 315-0420  and requesting inclusion in the MercadoLibre conference call. The live conference call can also be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Total confirmed registered users ― Measure of the cumulative number of users who have registered on the MercadoLibre Marketplace and confirmed their registration.

New confirmed registered users ― Measure of the number of new users who have registered on the MercadoLibre Marketplace and confirmed their registration.

Gross merchandise volume ― Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate and services.

Items sold (Successful items) ― Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Total payment volume ― Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Total payment transactions― Measure of the number of all transactions paid for using MercadoPago.

Gross profit margin ― Defined as gross profit as a percentage of net revenues.

Operating income margin ― Defined as income from operations as a percentage of net revenues.

Net income margin ― Defined as net income as a percentage of net revenues.

Blended tax rate ― Defined as income and alternative income taxes plus deferred income tax as a percentage of pre-tax income.

Effective tax rate ― Defined as the provision for income taxes as a percentage of pre-tax income.

Local currency financial metric growth ― Calculated by applying the average 2008 monthly exchange rates for each month of the period during 2008 to the results during the corresponding months in 2009, so as to calculate what the growth would have been had exchange rates been the same throughout both periods.

About MercadoLibre

Founded in 1999 and headquartered in Buenos Aires, Argentina, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in each country in which it operates according to metrics provided by comScore Networks.

MercadoLibre maintains a leadership position in 12 Latin American countries. The Company listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the company visit: http://investor.mercadolibre.com

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Forward-Looking Statements

Any statements contained in this press release that are not statements of historical fact, including statements about the company's beliefs and expectations, are forward looking statements and should be evaluated as such. Such forward-looking statements reflect, among other things, the company's current expectations, plans, projections and strategies, anticipated financial results, future events and financial trends affecting the company's business, all of which are subject to known or unknown risk and uncertainties that may cause the company's actual results to differ materially from those expressed or implied by these forward-looking statements, including general market conditions, adverse changes in the company's markets as well as those risks and uncertainties included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the company's Annual Report on Form 10-K for the year ended December 31, 2009 which it expects to file with the SEC in February 2010, and will be available on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of February 22, 2010 and MercadoLibre undertakes no duty to update this information. Because of the risks, uncertainties and assumptions, investors should not place undue reliance on any forward-looking statements.

Financial Results Tables

Consolidated balance sheets
	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$ 49,803,402	$ 17,474,112
Short-term investments	14,580,185	31,639,400
Accounts receivable, net	4,868,377	3,856,392
Funds receivable from customers	3,785,802	2,322,416
Prepaid expenses	547,138	426,869
Deferred tax assets	5,481,182	1,628,871
Other assets	3,068,930	2,953,164
Total current assets	82,135,016	60,301,224
Non-current assets:
Long-term investments	26,627,357	9,218,153
Property and equipment, net	5,948,276	5,940,160
Goodwill and intangible assets, net	64,338,564	72,911,546
Deferred tax assets	2,897,492	14,270
Other assets	667,944	8,353,396
Total non-current assets	100,479,633	96,437,525

Total assets	$ 182,614,649	$ 156,738,749

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$ 11,583,053	$ 16,941,173
Funds payable to customers	31,453,410	14,727,891
Social security payable	7,428,340	4,387,943
Taxes payable	6,797,516	4,989,704
Loans payable and other financial liabilities	3,213,992	14,963,421
Provisions	16,581	299,753
Total current liabilities	60,492,892	56,309,885
Non-current liabilities:
Social security payable	1,355,006	339,854
Loans payable	--	3,050,061
Deferred tax liabilities	5,170,799	2,556,120
Other liabilities	1,402,715	1,058,848
Total non-current liabilities	7,928,520	7,004,883
Total liabilities	$ 68,421,412	$ 63,314,768

Shareholders' equity:

Common stock, $0.001 par value, 110,000,000 shares authorized,
44,120,269 and 44,070,367 shares issued and outstanding at December 31, 2009
and December 31, 2008, respectively	$ 44,120	$ 44,071
Additional paid-in capital	120,257,998	119,807,007
Retained earnings / (Accumulated deficit)	17,656,537	(15,552,256)
Accumulated other comprehensive loss	(23,765,418)	(10,874,841)
Total shareholders' equity	114,193,237	93,423,981
Total liabilities and shareholders' equity	$ 182,614,649	$ 156,738,749
Consolidated statements of income
	Year Ended December 31,
	2009	2008	2007

Net revenues	$ 172,843,621	$ 137,022,620	$ 85,126,341
Cost of net revenues	(35,958,050)	(27,536,573)	(18,272,940)
Gross profit	136,885,571	109,486,047	66,853,401

Operating expenses:
Product and technology development	(12,140,521)	(7,307,008)	(4,369,376)
Sales and marketing	(42,861,735)	(39,975,307)	(27,598,683)
General and administrative	(25,849,596)	(22,759,931)	(13,223,522)
Compensation cost related to acquisitions	--	(1,919,870)	--
Total operating expenses	(80,851,852)	(71,962,116)	(45,191,581)
Income from operations	56,033,719	37,523,931	21,661,820

Other income (expenses):
Interest income and other financial gains	2,695,109	1,822,385	1,609,403
Interest expense and other financial charges	(13,357,554)	(8,442,427)	(2,737,901)
Foreign currency loss	(2,658,476)	(1,531,144)	(3,106,515)
Other income (expenses), net	--	73,159	(3,006,416)
Net income before income / asset tax expense	42,712,798	29,445,904	14,420,391

Income / asset tax expense	(9,504,005)	(10,634,243)	(4,727,451)
Net income	$ 33,208,793	$ 18,811,661	$ 9,692,940

Accretion of preferred stock	--	--	(309,299)
Net income available to common shareholders	$ 33,208,793	$ 18,811,661	$ 9,383,641
	Year Ended December 31,
	2009	2008	2007
Basic EPS
Basic net income per common share	$ 0.75	$ 0.43	$ 0.22

Weighted average shares	44,086,892	44,239,443	25,149,405

Diluted EPS
Diluted net income per common share	$ 0.75	$ 0.42	$ 0.22
Weighted average shares	44,144,368	44,348,950	25,478,336
Consolidated statements of income
	Three Months Ended December 31,
	2009	2008

Net revenues	$ 49,020,045	$ 33,449,739
Cost of net revenues	(10,337,916)	(6,460,230)
Gross profit	38,682,129	26,989,509

Operating expenses:
Product and technology development	(3,124,460)	(2,089,803)
Sales and marketing	(11,519,475)	(9,070,276)
General and administrative	(6,163,963)	(4,671,508)
Compensation cost related to acquisitions	--	--
Total operating expenses	(20,807,898)	(15,831,587)
Income from operations	17,874,231	11,157,922

Other income (expenses):
Interest income and other financial gains	580,300	472,317
Interest expense and other financial charges	(3,639,552)	(4,988,757)
Foreign currency loss	112,249	4,158,793
Other income (expenses), net	--	31,286
Net income before income / asset tax expense	14,927,228	10,831,561

Income / asset tax expense	(3,641,659)	(2,910,464)
Net income	$ 11,285,569	$ 7,921,097

Accretion of preferred stock	--	--
Net income available to common shareholders	$ 11,285,569	$ 7,921,097

	Three Months Ended December 31,
	2009	2008
Basic EPS
Basic net income per common share	$ 0.26	$ 0.18

Weighted average shares	44,108,207	44,264,906

Diluted EPS
Diluted net income per common share	$ 0.26	$ 0.18
Weighted average shares	44,143,281	44,369,635
Consolidated statements of cash flows
	Year Ended December 31,
	2009	2008	2007

Cash flows from operations:
Net income	$33,208,793	$18,811,661	$9,692,940
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	3,893,752	3,335,673	2,307,649
Foreign currency gains	--	(7,827,112)	--
Interest expense	213,878	300,368	--
Stock-based compensation expense - stock options	1,752	4,719	15,477
Stock-based compensation expense - restricted shares	74,382	105,560	15,966
LTRP accrued compensation	1,924,149	839,303	--
Change in fair value of warrants	--	--	3,045,992
Deferred income taxes	(3,607,292)	(2,151,858)	(198,368)
Changes in assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	(2,974,890)	4,026,218	(736,431)
Funds receivable from customers	(942,407)	26,573,209	(15,517,486)
Prepaid expenses	(287,836)	(153,582)	56,399
Other assets	(2,591,353)	(1,415,575)	(967,264)
Accounts payable and accrued expenses	8,686,334	10,610,141	4,282,955
Funds payable to customers	12,421,412	2,294,847	5,423,976
Provisions	302,987	(1,277,664)	(274,101)
Other liabilities	(713,014)	1,645,976	689,154
Accrued interest	90,339	57,293	(228,877)
Net cash provided by operating activities	49,700,986	55,779,177	7,607,981
Cash flows from investing activities:
Purchase of investments	(80,060,909)	(110,056,368)	(75,267,070)
Proceeds from sale and maturity of investments	81,728,485	115,342,531	28,920,382
Payment for businesses acquired, net of cash acquired	--	(39,181,473)	--
Purchases of intangible assets	(955,679)	(58,238)	(28,748)
Purchases of property and equipment	(3,798,170)	(4,904,991)	(3,058,813)
Net cash used in investing activities	(3,086,273)	(38,858,539)	(49,434,249)
Cash flows from financing activities:
Increase in short term debt	--	--	8,883,104
Decrease in short term debt	(310,634)	(9,137,223)	--
Loans paid	(15,000,000)	--	(9,000,000)
Repurchase of Treasury Stock	--	(2,598,223)	--
Stock options exercised	28,354	83,089	38,576
Exercise of warrants	--	--	749,991
Issuance of common stock	--	--	49,573,239
Net cash (used in) provided by financing activities	(15,282,280)	(11,652,357)	50,244,910
Effect of exchange rate changes on cash and cash equivalents	996,857	(3,471,576)	115,738
Net increase in cash and cash equivalents	32,329,290	1,796,705	8,534,380
Cash and cash equivalents, beginning of the year	17,474,112	15,677,407	7,143,027

Cash and cash equivalents, end of the year	$49,803,402	$17,474,112	$15,677,407
Consolidated statements of cash flows
	Year Ended December 31,
	2009	2008	2007

Supplemental cash flow information:
Cash paid for interest	$ 12,332,592	$ 7,138,402	$ 1,572,909
Cash paid for income taxes	$ 11,650,007	7,921,206	3,864,908

Non-cash financing activities:
Accretion of preferred stock	$ --	$ --	$ 309,299
Conversion of mandatorily redeemable convertible
preferred stock into common stock	$ --	$ --	$ 64,385,844
Reclassifications of warrants	$ --	$ --	$ 4,636,456

Acquisition of DeRemate and Classified Media Group:
Cash and cash equivalents	$ --	$ 691,632	$ --
Funds receivable from customers	--	117,473	--
Accounts receivable	--	6,569,098	--
Tax credits	--	604,419	--
Other current assets	--	918,856	--
Non current assets	--	504,927	--
Total assets acquired	--	9,406,405	--
Accounts payable and accrued expenses	--	4,578,830	--
Funds payable to customers	--	146,191	--
Taxes payable	--	1,204,479	--
Social security payable	--	395,112	--
Other liabilities	--	1,590,371	--
Non current liabilities	--	14,000	--
Provisions	--	1,548,391	--
Total liabilities assumed	--	9,477,374	--
Net assets acquired	--	(70,969)	--
Goodwill	--	52,638,036	--
Trademarks	--	5,622,188	--
Customer lists	--	1,227,600	--
Non Compete Agreement	--	573,484	--
Deferred income tax on intangible assets	--	(2,598,145)	--
Total purchase price	--	57,392,194	--
Cash and cash equivalents acquired	--	(691,632)	--

Payment for businesses acquired, net of cash acquired	$ --	$ 39,181,473	$ --

Seller financing for DeRemate business acquisition	$ --	$ 17,519,088	$ --

The following tables summarize the financial results of our reporting segments

	Year Ended December 31, 2009
	Marketplaces
	Brazil	Argentina	Mexico	Venezuela

Net revenues	$ 54,035,937	$23,857,421	$ 13,699,140	$ 26,219,636
Direct costs	(32,714,623)	(8,917,016)	(7,924,863)	(12,995,971)
Direct contribution	21,321,314	14,940,405	5,774,277	13,223,665

Operating expenses and indirect costs of net revenues
Income from operations

Other income (expenses):
Interest income and other financial gains
Interest expense and other financial results
Foreign currency loss
Net income before income / asset tax expense
	Year Ended December 31, 2009
	Marketplaces
	Other Countries	Total	Payments	Adjustments	Consolidated

Net revenues	$ 10,804,299	$ 128,616,433	$ 44,621,465	$ (394,277)	$ 172,843,621
Direct costs	(4,533,878)	(67,086,351)	(22,825,008)	--	(89,911,359)
Direct contribution	6,270,421	61,530,082	21,796,457	(394,277)	82,932,262

Operating expenses and indirect costs of net revenues					(26,898,543)
Income from operations					56,033,719

Other income (expenses):
Interest income and other financial gains					2,695,109
Interest expense and other financial results					(13,357,554)
Foreign currency loss					(2,658,476)
Net income before income / asset tax expense					$ 42,712,798
	Year Ended December 31, 2008
	Marketplaces
	Brazil	Argentina	Mexico	Venezuela

Net revenues	$ 50,509,927	$ 18,254,621	$ 12,473,883	$ 21,972,235
Direct costs	(32,367,688)	(8,710,260)	(7,909,615)	(11,455,690)
Direct contribution	18,142,239	9,544,361	4,564,268	10,516,545

Operating expenses and indirect costs of net revenues
Income from operations

Other income (expenses):
Interest income and other financial gains
Interest expense and other financial results
Foreign currency loss
Other income, net
Net income before income / asset tax expense
	Year Ended December 31, 2008
	Marketplaces
	Other Countries	Total	Payments	Consolidated

Net revenues	$ 6,369,111	$ 109,579,777	$ 27,442,843	$ 137,022,620
Direct costs	(4,184,088)	(64,627,341)	(16,125,593)	(80,752,934)
Direct contribution	2,185,023	44,952,436	11,317,250	56,269,686

Operating expenses and indirect costs of net revenues				(18,745,755)
Income from operations				37,523,931

Other income (expenses):
Interest income and other financial gains				1,822,385
Interest expense and other financial results				(8,442,427)
Foreign currency loss				(1,531,144)
Other income, net				73,159
Net income before income / asset tax expense				$ 29,445,904
	Three Months Ended December 31, 2009
	Marketplaces
	Brazil	Argentina	Mexico	Venezuela

Net revenues	$ 16,072,507	$ 6,706,880	$ 3,846,081	$ 4,101,170
Direct costs	(9,863,810)	(2,510,329)	(2,267,724)	(1,957,825)
Direct contribution	6,208,697	4,196,551	1,578,357	2,143,345

Operating expenses and indirect costs of net revenues
Income from operations

Other income (expenses):
Interest income and other financial gains
Interest expense and other financial results
Foreign currency loss
Net income before income / asset tax expense
	Three Months Ended December 31, 2009
	Marketplaces
	Other Countries	Total	Payments	Adjustments	Consolidated

Net revenues	$ 3,800,336	$ 34,526,974	$ 14,872,927	$ (379,856)	$ 49,020,045
Direct costs	(1,219,060)	(17,818,748)	(7,000,352)	--	(24,819,100)
Direct contribution	2,581,276	16,708,226	7,872,575	(379,856)	24,200,945

Operating expenses and indirect costs of net revenues					(6,326,713)
Income from operations					17,874,232

Other income (expenses):
Interest income and other financial gains					580,300
Interest expense and other financial results					(3,639,552)
Foreign currency loss					112,249
Other income, net					--
Net income before income / asset tax expense					$ 14,927,229
	Three Months Ended December 31, 2008
	Marketplaces
	Brazil	Argentina	Mexico	Venezuela

Net revenues	$ 10,062,014	$ 5,070,476	$ 2,864,378	$ 6,390,457
Direct costs	(6,127,876)	(2,325,166)	(1,678,670)	(3,314,515)
Direct contribution	3,934,138	2,745,310	1,185,708	3,075,942

Operating expenses and indirect costs of net revenues
Income from operations

Other income (expenses):
Interest income and other financial gains
Interest expense and other financial results
Foreign currency loss
Other income, net
Net income before income / asset tax expense
	Three Months Ended December 31, 2008
	Marketplaces
	Other Countries	Total	Payments	Consolidated

Net revenues	$ 1,659,115	$ 26,046,440	$ 7,403,299	$ 33,449,739
Direct costs	(1,241,169)	(14,687,396)	(3,311,230)	(17,998,626)
Direct contribution	417,946	11,359,044	4,092,069	15,451,113

Operating expenses and indirect costs of net revenues				(4,293,191)
Income from operations				11,157,922

Other income (expenses):
Interest income and other financial gains				472,317
Interest expense and other financial results				(4,988,756)
Foreign currency loss				4,158,793
Other income, net				31,286
Net income before income / asset tax expense				$ 10,831,562

Non-GAAP Measures of Financial Performance

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules to supplement the company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP.

These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MercadoLibre's results of operations as the corresponding GAAP measures.

Reconciliation to the most comparable GAAP measure of all non-GAAP financial measures included in this press release can be found in the tables included at the end of this press release.

These non-GAAP measures are provided to enhance investors overall understanding of the company's current financial performance. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain compensation expenses and unusual foreign currency effects that may not be indicative of its core operating results, thereby enhancing an investor's ability to make period over period comparisons of the company's results. The company believes the inclusion of these non-GAAP measures provides an element of consistency in the company's financial reporting and uses these measures in internal budgets and models and in determining executive compensation benchmarks.

In this press release MercadoLibre also includes each of income from operations, net income, earnings per basic and diluted share, blended and effective tax rates and certain margin percentages for the quarter and year ended December 31, 2009 after excluding (or adding back) the following charges required by GAAP:

Compensation Costs Related to Acquisitions

This amount relates to the purchase price of the shares of CMG and its subsidiaries. Under US GAAP we have recognized a contingent consideration paid to former shareholders as compensation for services. As of December 31, 2008 the year to date total accrued compensation costs amounted to $1.9 million. The following tables show a reconciliation of this exclusion from the GAAP measures to the non-GAAP measures.

Long term retention plan compensation

(a) On August 8, 2008, the Board of Directors approved a long-term employee retention program (the 2008 LTRP) for certain executives based on 2008 performance that will be payable 50% in cash and 50% in MercadoLibre common stock, in addition to their annual salary and bonus. Payments will be made during the first quarter on an annual basis according to the following vesting schedule: year 1 (2009): 17%, year 2 (2010): 22%, year 3 (2011): 27%, year 4 (2012): 34%. (b) On June 10, 2009 the Board of Directors approved a long-term employee retention (the 2009 LTRP) program for certain executives based on 2009 performance. If earned, payments to eligible employees under the 2009 LTRP will be in addition to payments of base salary and cash bonus, if earned, made to these employees. In order to receive an award under the 2009 LTRP, each eligible employee must satisfy the performance conditions established by the board of directors for him or her. If these conditions are satisfied, the eligible employee will, subject to his or her continued employment as of each applicable payment date, receive the full amount of his 2009 LTRP bonus, payable as follows: (I) the eligible employee will receive a fixed cash payment equal to 6.25% of his or her 2009 LTRP bonus once a year during eight years starting in 2010 (the "Fixed Payment"); and  (II) on each date the company pays the Fixed Payment to an eligible employee, he or she will also receive a cash payment (the "Variable Payment") equal to the product of (i) 6.25% of the applicable 2009 LTRP bonus and (ii) the quotient of (a) divided by (b), where (a), the numerator, equals the Applicable Year Stock Price (as defined below) and (b), the denominator, equals the 2008 Stock Price, defined as $13.81, which was the average closing price of the Company's common stock on the NASDAQ Global Market during the final 60 trading days of 2008. The "Applicable Year Stock Price" shall equal the average closing price of the Company's common stock on the NASDAQ Global Market during the final 60 trading days of the year preceding the applicable payment date. For the 2008 LTRP and the Variable Payment of the 2009 LTRP, the US GAAP compensation cost is recognized in accordance with the graded-vesting attribution method and is accrued up to each payment day. For the Fixed Payment of the 2009 LTRP, the compensation cost is recognized in a straight-line basis. The non-GAAP measures were calculated with the cost for each year being accrued in the full fiscal year immediately preceding the payment date according to the same payment schedule in which 22% of the cost of the 2008 LTRP plan vests during the year ended December 31 2009, and 12.5% of the cost of the 2009 LTRP vests during the year ended December 31, 2009. The following tables show a reconciliation of this cost from the GAAP measures to the non-GAAP measures.

Venezuelan foreign currency re-measurement effect:

This amount relates to re-measurement of assets and liabilities in U.S. dollars in the Venezuelan statutory Financial Statements. Until September 30, 2009, the Venezuelan subsidiaries have re-measured the assets and liabilities outstanding in U.S. dollar balances at the parallel exchange rate and translated them to the official exchange rate. Starting in the fourth quarter of 2009, as a result of the changes in facts and circumstances that affect the Company's ability to convert currency for dividends remittances using the official exchange rate in Venezuela, the Venezuelan subsidiaries assets, liabilities, income and expense accounts have been translated using the parallel exchange rate, for that reason there is no longer a mismatch between the re-measurement exchange rate and the translation exchange rate. The following tables exclude the foreign currency re-measurement effect generated until September 30, 2009 from applying different exchange rates in order to facilitate comparisons to other quarters, or year to date figures, and to highlight this exchange rate matter.

Venezuelan translation impact

Additionally, this press release contains a table that sets forth each of net revenue, income from operations, net income, earnings per basic and diluted share, for the quarter ended December 31, 2009 using the exchange rate of Bolivars $2.15 per U.S. dollar. This table is provided to enhance investors overall understanding of the company's current financial performance. Specifically, the company believes the table provides useful information to both management and investors by allowing them to compare the year over year evolution of certain financial metrics without taking into account the impact on the business brought about by changes in accounting methods in Venezuela. These changes came about as a consequence of the growing instability in foreign exchange markets in Venezuela during the fourth quarter of 2009. As a consequence of these changes the Company decided to start reporting its Venezuelan business at the parallel exchange rate, 5.7 Bolivars to the USD, instead of continuing to use the official exchange rate of 2.15.

Reconciliation of certain Non-GAAP financial measures to the most comparable GAAP financial measures

The following provide a reconciliation of certain Non-GAAP financial measures to the most comparable GAAP financial measures.

	Year Ended December 31,		Three Months Ended December 31,
	2009	2008	2009	2008

Net income	$ 33,208,793	$ 18,811,661	$ 11,285,569	$ 7,921,097
Long term retention plan compensation net of tax effect	743,396	407,747	247,389	218,880
Venezuelan foreign currency re-measurement effect	(1,482,719)	(2,390,963)	--	(3,292,033)
Compensation cost related to acquisitions	--	1,919,870	--	--
Non-GAAP net income	$ 32,469,470	$ 18,748,315	$ 11,532,958	$ 4,847,944

Basic net income per common share:	$ 0.75	$ 0.43	$ 0.26	$ 0.18
Non-GAAP basic net income per common share:	$ 0.74	$ 0.42	$ 0.26	$ 0.11

Shares used in basic net income per share calculation:	44,086,892	44,239,443	44,108,207	44,264,906

Diluted net income per common share	$ 0.75	$ 0.42	$ 0.26	$ 0.18
Non-GAAP diluted net income per common share:	$ 0.74	$ 0.42	$ 0.26	$ 0.11

Shares used in diluted net income per share calculation:	44,144,368	44,348,950	44,143,281	44,369,635

	Year Ended December 31,		Three Months Ended December 31,
	2009	2008	2009	2008

Income and asset tax expense	$ 9,504,005	$ 10,634,243	$ 3,641,659	$ 2,910,464
Income taxes related with long term retention plan compensation	136,081	68,061	115,506	36,536
Income taxes related with Venezuelan foreign currency effects	(763,825)	(1,231,708)	--	(1,695,895)
Non-GAAP income and asset tax expense	$ 8,876,261	$ 9,470,596	$ 3,757,165	$ 1,251,105

Income before income taxes	$ 42,712,798	$ 29,445,904	$ 14,927,228	$ 10,831,561
Long term retention plan compensation	879,477	475,808	362,895	255,416
Venezuelan foreign currency re-measurement effect	(2,246,544)	(3,622,671)	--	(4,987,928)
Compensation cost related to acquisitions	--	1,919,870	--	--
Non-Gaap income before income taxes	$ 41,345,731	$ 28,218,911	$ 15,290,123	$ 6,099,049

Blended tax rate (1)	22.3%	36.1%	24.4%	26.9%
Non-GAAP Blended tax rate (1)	21.5%	33.6%	24.6%	20.5%

Effective tax rate (2) (3)	26.9%	27.7%	31.7%	9.2%
Non-Gaap Effective tax rate (2) (3)	27.8%	25.4%	31.0%	16.4%

1 - Blended tax rate defined as income and asset tax expense as a percentage of income before income and asset tax.
2 - Effective income tax rate defined as the provision for income taxes as a percentage of income before income tax.
3 - The effective tax rate does not include the effect of the Mexican Tax call Impuesto Empresarial a Tasa Unica (IETU).

	Year Ended December 31,		Three Months Ended December 31,
	2009	2008	2009	2008

Net revenue	$ 172,843,621	$ 137,022,620	$ 49,020,045	$ 33,449,739
GAAP
Net Income	$ 33,208,793	$ 18,811,661	$ 11,285,569	$ 7,921,097
Earnings per share (basic)	$ 0.75	$ 0.43	$ 0.26	$ 0.18
Earnings per share (diluted)	$ 0.75	$ 0.42	$ 0.26	$ 0.18
Non-GAAP
Net Income	$ 32,469,470	$ 18,748,315	$ 11,532,958	$ 4,847,944
Earnings per share (basic)	$ 0.74	$ 0.42	$ 0.26	$ 0.11
Earnings per share (diluted)	$ 0.74	$ 0.42	$ 0.26	$ 0.11
CONTACT:  MercadoLibre, Inc.
          Investor Relations Contact:
          Pedro Arnt
            +541153528000
            investor@mercadolibre.com
          Media Relations Contact:
          Lorena Diaz Quijano
            +541153528026
            lorena.diazquijano@mercadolibre.com